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                                                                   EXHIBIT 10.24

                            SHAREHOLDERS AGREEMENT

          AGREEMENT, dated as of November 22, 1995 by and among PSH CORP., a Delaware corporation ("Penske"), KAISER VENTURES INC., (formerly known as Kaiser Resources Inc.), a Delaware corporation ("Kaiser"), and PENSKE SPEEDWAYS HOLDING CORP., a Delaware corporation ("Corporation").

     WHEREAS, the authorized capital stock of the Corporation (the "Stock") consists of 500,000 shares of common stock of the par value of One Cent ($.0l) each (the "Common Stock"), and 100,000 shares of preferred stock of the par value of One Cent ($.0l) each (the "Preferred Stock"); and

     WHEREAS, the issued and outstanding shares of Stock are owned, of record and beneficially, by Penske and Kaiser (the "Shareholders"; individually, a "Shareholder") in the classes and amounts set forth in Exhibit "A" hereto; and

     WHEREAS, the Shareholders desire to set forth the terms and conditions of certain options to purchase or sell shares of Stock and certain restrictions on the transfer of ownership and control of shares of Stock; and

     WHEREAS, the Shareholders hereto desire to provide for continuity and order in the control, management and operation of the Corporation and otherwise to define the respective rights, duties and obligations of and between the Corporation and the Shareholders; and

     WHEREAS, this Agreement is executed and delivered pursuant to an Organization Agreement by and among Penske, Kaiser, and the Corporation dated November 22, 1995 (the "Organization Agreement").

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained the parties hereto agree as follows:

     I.   OPTIONS AND TRANSFER RESTRICTIONS

          It is agreed that Penske and Kaiser shall have the options to purchase or sell shares of Stock set forth in this Article (the "Options"), each of which shall be subject to the terms and conditions set forth in this Agreement, and that the shares of Stock shall be subject to the restrictions on transfer herein set forth. The restrictions on transfer is not meant to restrict the transferability of stock in Kaiser.

     1.1 RESTRICTIONS ON TRANSFER OF STOCK. Until the Corporation becomes a Public Company (defined as when the Corporation has filed an effective registration statement with the Securities and Exchange Commission, selling the registered securities to the public and listing such securities on a nationally recognized stock exchange or NASDAQ), no Shareholder shall sell, transfer, or otherwise voluntarily dispose of any of its Stock (a) prior to December 31, 1999, unless Penske and Kaiser consent in writing otherwise, and, if consent is obtained, only Stock, now or hereafter owned by it, for consideration to a third person in accordance with, and subject to, the terms of this Agreement; and (b) on and after December 31, 1999, in accordance with, and subject to,

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the terms of this Agreement. Notwithstanding the foregoing, upon the occurrence of an uncurred breach of, or an uncured default under, a material provision of the Organization Agreement, a non-defaulting Shareholder may transfer all of its Stock to a third Person, subject to Sections 1.6, 1.7 and 1.8 of this Agreement.

     1.2  TRANSFERS TO AFFILIATES AND PLEDGE TO SECURE LOAN.  Notwithstanding
Section 1.1, any Shareholder may transfer all or any portion of its Stock to an Affiliate provided such Affiliate becomes a party to this Agreement. In addition, there shall be no restrictions on a Party pledging its Stock to secure a bonafide third person loan; provided, however, the documents evidencing any such pledge shall be subject to the rights of the non-pledging Party under this Agreement and the Organization Agreement. After compliance with the terms of this Agreement, if applicable, and any other express agreement of the Shareholders, a Shareholder shall be free to sell or otherwise transfer for consideration its Stock to a third person, subject only to compliance with applicable federal and state securities laws.

     1.3 LEGEND ON CERTIFICATES. To effectuate this Agreement, all Shareholders shall deliver to the Corporation each certificate evidencing its ownership interest owned and the Corporation shall affix a legend on the face of each certificate which shall read substantially as follows:

          "Ownership, assignment, sale, transfer or other disposition of this certificate or any certificate issued in lieu thereof, is subject to the restrictions contained in an agreement dated effective the ______ day of _______ 199_, between Penske Speedways Holding Corp., and the shareholders of Penske Speedways Holding Corp., a copy of which agreement is on file in the office of the Corporation."

     1.4 FUTURE ISSUANCES OF CERTIFICATES. All future certificates evidencing an ownership interest represented by said certificates shall be subject to this Agreement. Each Shareholder hereto agrees that any additional ownership interest in the Corporation it may acquire, including any ownership interest which it may have the option or right to acquire and any ownership interest obtained upon conversion of the Preferred Stock to Stock, shall be subject to this Agreement. The Corporation agrees that any certificate it may issue to any present or future owner of the ownership entity shall bear the legend set forth in Section 1.4, and that it will require every future owner of an ownership interest to agree to be bound by the Agreement and sign an appropriate execution page thereto.

     1.5 SALE OR OTHER DISPOSITION. A Shareholder who wishes to sell, transfer, or otherwise dispose of all or part of its ownership interest for consideration to a third Person shall first give the other Shareholder at least thirty (30) days advance written notice of its desire to do so. The notice shall identify the amount of the ownership interest to be sold or otherwise transferred, the price, the terms of the proposed disposition and the name, address and phone number of the proposed transferee. The ownership interest specified in the notice may thereafter be sold or transferred only upon strict compliance with this Agreement.

     1.6 OPTION TO PURCHASE. For a period of thirty (30) days after a Party receives the notice specified in Section 1.5 above (the "Non-Selling Party") the Non-Selling Party (or the Non-Selling Party's designee) shall have the first option to purchase all, and only all, of the ownership interest offered for sale or other disposition, which option shall be exercised by it, if at all, by giving written

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notice to the selling Shareholder on or before thirty (30) days after the receipt of the Section 1.5 notice. The purchase price and sales terms for any ownership interest to be purchased by the Non-Selling Party shall be the same price and same terms as set forth in the notice of proposed sale. However, if any of the consideration specified in the notice is property other than cash, the Non-Selling Party (or its designee) may substitute cash in an amount equivalent to the fair market value of the non-cash consideration. If no closing date for the sale is specified, the closing shall occur no later than sixty (60) days after receipt by the Non-Selling Party of the notice required by Section
1.5. Should there be multiple Non-Selling Parties, each Non-Selling Party shall have the first option to purchase that percentage of the ownership interest offered for sale equal to the percentage of its ownership interest in the stock of the Corporation owned by all the Non-Selling Parties immediately prior to the date of the notice specified in Section 1.5 above. This procedure will continue until there are no ownership interests available for sale or disposition existing for which options shall not have been exercised by Non-Selling Parties.

     1.7 RIGHT TO SELL TO THIRD PERSONS. If the Non-Selling Party elects not to exercise its option to purchase the offered ownership interest or fails to timely elect to exercise its option to purchase, the selling Shareholder who has given notice of its desire to sell its ownership interest may for a two (2) month period beginning at the end of the thirty (30) day period specified in
Section 1.6, sell the specified ownership interest to the proposed transferee; provided, however, that, since the ownership interest may not have been registered under the Securities Act of 1933 (the "Act") and is a "restricted security" as defined in Rule 144 under the Act, the ownership interest may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of the Corporation. If any third Person offeree other than the identified offeree offers to purchase part or all of the offered ownership interest, the selling Shareholder shall notify the Non-Selling Party in writing within ten (10) business days after it receives the offer. Such notice shall contain the same information required under Section 1.6. Purchase by the third Person offeree shall be conditioned on a right of first refusal whereby the Non-Selling Party (or its designee) for a period of thirty (30) business days from receipt of written notice of the new offeree's intent to purchase may elect to purchase the offered ownership interest. During such period the Non-Selling Shareholder (or its designee) shall have the option to purchase the offered ownership interest at a price equal to the price and on the terms to be paid by the original offeree. After the thirty (30) business day option period, the selling Shareholder may sell its ownership interest or the specified portion thereof to the identified offeree strictly in compliance with the terms set forth in such written notice. In the event the ownership interest or specified portion thereof, is not sold within the two (2) month period upon the terms set forth in the notice of the proposed transfer, such ownership interest or the specified portion thereof shall thereafter again be subject to the right of first refusal procedures set forth in this Agreement. In addition, if there is a change in the price or a material change in the other terms of the proposed sale, the right of first refusal procedures in this Agreement shall again be applicable.

     1.8 KAISER PUT. Kaiser shall have the Put Option contained in Section 8.6 of the Organization Agreement exercisable as set forth therein.

     II.  VOTING AGREEMENTS

     2.1 SHAREHOLDERS AND CORPORATION. Penske and Kaiser agree if and so long as it and its permitted transferees (respectively, the "Kaiser Shareholder", and the "Penske Shareholder") each

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own Stock in the Corporation, Kaiser, Kaiser Shareholder, Penske, and Penske
Shareholder shall vote all of such Stock in favor of a Board of Directors of the Corporation and the Corporation will vote (or cause to be voted) its shares of stock of its subsidiaries, in order to effectuate the matters set forth in
Article VIII of the Organization Agreement. The Shareholders agree that they shall extend the term of the agreement set forth in this Section 2.1 for an additional ten (10) years upon at least six (6) months prior to the tenth (10th) anniversary of this Agreement.

     III. CERTAIN OPERATING MATTERS

     3.1  BOOKS AND RECORDS:

          (a) The Corporation will, and the Corporation shall cause each direct and indirect subsidiary of the Corporation to, keep true and complete books and records in accordance with generally accepted accounting principles.

          (b) Any Shareholder or its representatives may at any time and from time-to-time conduct such internal audits and inspections of the business and properties, books of account and other financial and accounting records, reports and papers of the Corporation as such Shareholder shall reasonably deem to be required to protect its interest, and the actual cost thereof to such Shareholder shall be paid and borne by the requesting Shareholder, unless, in accordance with generally accepted accounting principles applicable to the Corporation, there is a material adjustment made in the books and records in favor of the examining Shareholder as a result of such auditor inspection, whereupon the cost of the auditor's inspection shall be borne by the Corporation.

     3.2 MANAGEMENT CONTROLS. Roger S. Penske shall be the initial Chairman of the Board of the Corporation and its Chief Executive Officer, Walter P. Czarnecki shall be the initial President of the Corporation and Chief Operating Officer of the Corporation, Lawrence N. Bluth shall be the initial Secretary of the Corporation and Richard J. Peters shall be the initial Treasurer of the Corporation. The Corporation shall adopt and enforce such management controls, systems, procedures and reporting requirements (including, without limitation, reports to Shareholders) as shall be deemed appropriate by the Chairman of the Board of the Corporation or, in his absence, the President; provided, however, no such control, system procedure and reporting requirement shall conflict or seek to circumvent this Agreement and the Organization Agreement.

          In the absence of such officers, any such controls, systems, procedures and reporting requirements shall be adopted and enforced by the Board of Directors. Without limiting the generality of the foregoing, such controls, systems and procedures may relate to or involve such matters as compliance with the Equal Employment Opportunity Act, the securities and environmental laws and other laws, and labor and employee compensation and benefit matters.

     3.3 AFFILIATE TRANSACTIONS. The Corporation, Penske and Kaiser shall adhere to the provisions of Section 12.17 of the Organization Agreement.

     3.4 CONFLICT WITH ORGANIZATION AGREEMENT. In the event of any conflict or inconsistency between the terms and conditions of this Agreement with those of the Organization Agreement, the provisions of the Organization Agreement shall control.

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     IV.  MISCELLANEOUS

     4.1 AGREEMENT TO VOTE SHARES. Penske, Penske Shareholder, Kaiser, and Kaiser Shareholder will each vote all their shares of the Corporation in favor of a change of the name of the Corporation required by the operation of the Penske Trade Name and Trade Mark Agreement dated as of November 22, 1995, to which each of them shall become a party promptly upon becoming a Shareholder by executing the Acknowledgment annexed hereto as Exhibit "A" and delivering an executed original thereof to both Penske and to the Corporation.

     4.2 SPECIFIC ENFORCEMENT. The parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions thereof.

     4.3 GOVERNING LAW. The Agreement shall be construed under and governed by the laws of the State of Delaware.

     4.4 TERMINATION. This Agreement shall terminate when either party and its permitted transferee ceases to be a stockholder of the Corporation.

     4.5 DEFINITIONS. In addition to the terms defined in other locations in this Agreement, the following terms shall have the meaning set forth below:

          (a) AFFILIATE shall mean and refer to any Person controlling or controlled by or under common control with Penske or Kaiser, as applicable. For the purposes of this definition, "control" when used with respect to any specified Person, including a Shareholder, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. The following shall be presumed to be Affiliates of a specified Person: a more than fifty (50%) shareholder of the specified Person; any entity in which the specified Person directly or indirectly owns more than a fifty percent (50%) ownership or equity interest; "brother-sister" entities under the control of a Person that owns a greater than fifty percent (50%) interest in the specified Person.

          (b) PERSON shall mean and refer to an individual, firm, partnership, association, corporation, company, organization or entity of any kind.

     4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of any successor or permitted assignee of Penske or Kaiser, provided, however, that no successor or assignee shall succeed to any rights hereunder unless such successor or assignee shall have acquired record and beneficial ownership of the shares of Stock owned by its predecessor in interest and shall have assumed all the obligations of its predecessor in interest by a written instrument satisfactory to the Shareholders and the Corporation whereupon such successor shall become a party to this Agreement and shall be deemed a "Shareholder" for all purposes hereof. Except as herein set forth no rights under this Agreement may be assigned by any party hereto.

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     4.7  NOTICES.  All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail, postage prepaid:

        (a)      TO PENSKE AT:
                 PSH Corp.
                 1105 North Market Street, Suite 1300
                 Wilmington, Delaware  19801
                 Attn.:  President

                 WITH A COPY TO:
                 Penske Corporation
                 13400 Outer Drive, West
                 Detroit, Michigan  48239
                 Attn.:  Vice President & General Counsel

        (b)      TO KAISER AT:
                 Kaiser Ventures Inc.
                 3633 E. Inland Empire Boulevard, Suite 850
                 Ontario, California  91764
                 Attn.:  Daniel N. Larson, President

                 with a copy to the General Counsel of Kaiser Ventures Inc.

         (c)     TO THE CORPORATION AT:
                 Penske Speedways Holding Corp.
                 1105 North Market Street, Suite 1300
                 Wilmington, Delaware 19801
                 Attn.:  President

                 with a copy to the Vice President
                 and General Counsel of Penske Corporation.

     Any party may change the address to which such communications are to be sent to it by giving written notice of such change of address to the other party in the manner above provided for giving notice. Notices will be considered delivered on the date of personal delivery or on the date of deposit in the United States mail in the manner above provided for giving notice by mail.

     4.8 ENTIRE AGREEMENT. This Agreement, together with the Organization Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

     4.9 WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or shall affect the obligations of the Shareholders hereunder.

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     4.10 SEVERABILITY.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     4.11 HEADINGS. The headings herein are for convenience of reference only and are not intended to be part of the substance of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PSH CORP.                           KAISER VENTURES INC.


By: /s/ Walter P. Czarnecki         By: /s/ Daniel N. Larson
   -----------------------------       -----------------------------

Title: President                    Title: President and Chief Executive Officer
      --------------------------          --------------------------------------


PENSKE SPEEDWAYS HOLDING CORP.


By: /s/ Walter P. Czarnecki
   -----------------------------       -----------------------------

Title: President
      --------------------------          --------------------------


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                                  EXHIBIT "A"
                                       TO
                             SHAREHOLDERS AGREEMENT


 .    85,000 shares of Common Stock ($.0l per share par value) -

          PSH Corp.

 .    15,000 shares of Preferred Stock ($.0l per share par value) -

          Kaiser Ventures Inc.

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